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                                                                    EXHIBIT 21


                SIGNIFICANT SUBSIDIARIES* OF NCL CORPORATION LTD.

NAME OF SUBSIDIARY                 JURISDICTION OF INCORPORATION OR ORGANIZATION
------------------------------     ---------------------------------------------
Arrasas Limited                    Isle of Man

NCL International, Ltd.            Bermuda

NCL America Holdings, Inc.         Delaware

Norwegian Dawn Limited             Isle of Man

Norwegian Star Limited             Isle of Man

Norwegian Sun Limited              Bermuda

NCL (Bahamas) Ltd d/b/a NCL        Bermuda

NCL America Inc.                   Delaware

Ship Holding LLC                   Delaware

Maritime Investment, Inc.          Delaware

California Manufacturing Corp.     Delaware
------------------------------     ---------------------------------------------

* Unless otherwise noted, each subsidiary listed under this heading is, directly or indirectly, wholly-owned by NCL Corporation Ltd.